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                                  EXHIBIT 4.1

                  [FORM OF SPECIMEN COMMON STOCK CERTIFICATE]

[FRONT OF CERTIFICATE]


                        TBA ENTERTAINMENT CORPORATION

NUMBER_____                                                         SHARES______

INCORPORATED UNDER THE LAWS                                  SEE REVERSE FOR
OF THE STATE OF DELAWARE                                     CERTAIN DEFINITIONS

                                                             CUSIP 872173 10 9

This Certifies that ________________________ is the owner of ________________________ fully paid and nonassessable shares of common stock, par value $.001 per share of TBA Entertainment Corporation (the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers:

Dated:


---------------------------                     ---------------------------
Frank McKinnie Weaver, Sr.                      Thomas J. Weaver III
Secretary                                       Chief Executive Officer

COUNTERSIGNED AND REGISTERED:
         AMERICAN STOCK TRANSFER & TRUST COMPANY (New York, New York)
                 Transfer Agent and Registrar

By:
   ---------------------------





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[REVERSE OF CERTIFICATE]

                         TBA ENTERTAINMENT CORPORATION

         The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of TBA Entertainment Corporation (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation), to all of which the holder by acceptance hereof assents.

         The Corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -        as tenants in common
TEN ENT -        as tenants by the entireties
JT TEN -         as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT -      [Cust.]  Custodian [Minor] under Uniform Gifts to Minors Act [State]
MIN ACT

    Additional abbreviations may also be used though not in the above list.


         For value received, ________ hereby sell, assign and transfer unto __________ (please insert social security or other identifying number of assignee) ________________ shares of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said shares on the books of the Corporation with full power of substitution.

Dated        ,19
     --------   ----


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Signature


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Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.





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